UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒                  Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to SS.240.14a-12

CHINO COMMERCIAL BANCORP

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 24, 2012

TO THE SHAREHOLDERS OF CHINO COMMERCIAL BANCORP:

The Annual Meeting of Shareholders (the “Meeting”) of Chino Commercial Bancorp (the “Company”) will be held at the Los Serranos Country Club, 15656 Yorba Avenue, Chino Hills, California 91709 at 5:30 p.m., on Thursday, May 24, 2012.

At the annual meeting, you will be asked to consider and vote on the following matters:

1.           Election of Directors. Electing the following eight nominees to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified:

Dann H. Bowman	Richard G. Malooly
Linda M. Cooper	Bernard J. Wolfswinkel
Michael A. Di Pietro	Thomas A. Woodbury, D.O.
H. H. Corky Kindsvater	Jeanette L. Young

2.           Ratification of Appointment of Independent Accountants. Ratifying the appointment of Hutchinson and Bloodgood, LLP as the Company’s independent registered public accounting firm for 2012.

3.           Transacting such other business as may properly come before the Meeting and at any and all adjournments thereof.

The Board of Directors recommends that you vote in favor of the election of the above nominees and in favor of Proposal 2.

Only shareholders of record at the close of business on April 5, 2012 are entitled to notice of and to vote at the Meeting. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy card in the postage paid envelope provided, so that as many shares as possible may be represented. The vote of every shareholder is important and we will appreciate your cooperation in returning your executed proxy promptly. Each proxy is revocable and will not affect your right to vote in person if you attend the annual meeting. If you hold your shares in certificate form and attend the Meeting, you may simply revoke your previously submitted proxy and vote your shares at that time. If your shares are held by a broker or otherwise not registered in your name, you will need additional documentation from your record holder to vote your shares personally at the Meeting. If you hold your shares in certificate form, please indicate on the proxy whether or not you expect to attend.

We appreciate your continuing support and look forward to seeing you at the annual meeting.

DATED: April 25, 2012	By Order of the Board of Directors

Jeanette L. Young
Secretary

Important Notice Regarding the Availability of Proxy Materials for the

2012 Annual Meeting of Shareholders to be held on May 24, 2012

This proxy statement and the Company’s 2011 Annual Report to Shareholders are available electronically at

http://www.chinocommercialbank.com/proxy

CHINO COMMERCIAL BANCORP

14245 Pipeline Avenue
Chino, California 91710
(909) 393-8880

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 24, 2012

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Meeting”) of Chino Commercial Bancorp (the “Company”) to be held at the Los Serranos Country Club, 15656 Yorba Avenue, Chino Hills, California 91709 at 5:30 p.m., on Thursday, May 24, 2012, and at any and all adjournments thereof.

It is expected that this Proxy Statement and accompanying Notice will be mailed to shareholders on approximately April 25, 2012.

The matters to be considered and voted upon at the Meeting will be:

1.            Election of Directors. To elect eight nominees to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

2.            Ratification of Appointment of Independent Accountants. To ratify the appointment of Hutchinson and Bloodgood, LLP as the Company’s independent registered public accounting firm for 2012.

3.            To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Revocability of Proxies

A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. (Any shareholder who holds shares in certificate form and attends the Meeting may simply revoke his or her previously submitted proxy and vote their shares at that time. Shareholders whose shares are held by a broker or are otherwise not registered in their own names will need additional documentation from their record holder to vote any shares personally at the Meeting.) Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxy holders whose names are set forth in the accompanying Proxy in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted in favor of the election of the nominees for directors set forth herein, in favor of Proposal 2 and, if any other business is properly presented at the Meeting, in accordance with the recommendations of the Board of Directors.

Solicitation of Proxies

The solicitation of the Proxy accompanying this Proxy Statement is made by the Company’s Board of Directors, and the Company will bear the costs of such solicitation, including preparation, printing and mailing costs. The proxies will be solicited principally through the mails, but directors, officers and employees of the Company may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these proxy solicitation materials to shareholders whose stock in the Company is held of record by such entities, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company may pay for and utilize the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it advisable.

VOTING SECURITIES

There were 828,212 shares of our common stock issued and outstanding on April 5, 2012, which has been set as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of our common stock is necessary to constitute a quorum at the Meeting for the transaction of business. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum but are not counted on any matters brought before the Meeting.

Each shareholder is entitled to one vote on each proposal per share of common stock held as of the record date, except that in connection with the election of directors, the shares are entitled to be voted cumulatively if a candidate’s or candidates’ name(s) have been properly placed in nomination prior to the voting and a shareholder present at the Meeting has given notice of his or her intention to vote his or her shares cumulatively. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she deems appropriate. The eight candidates receiving the highest number of votes will be elected. If cumulative voting is declared at the Meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the proxy holders, in accordance with the recommendations of the Board of Directors. Shares represented by proxies that are marked with instructions to “withhold authority” for the election of one or more director nominees or that are not voted (whether by abstention or otherwise) will not be counted in determining the number of votes cast for those persons.

For all other matters, including the ratification of the appointment of our accountants, a majority of votes cast shall decide the outcome of each matter submitted to the shareholders at the Meeting. Abstentions will be included in the vote totals and, as such, will have the same effect on proposals as a negative vote. Broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter), if any, will not be included in the vote totals and, as such, will have no effect on any proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Management knows of no person who owned beneficially more than 5% of the Company’s outstanding common stock as of April 5, 2012, except for Dann H. Bowman and Thomas A. Woodbury, D.O., each of whom is a member of the Board of Directors. Information concerning the stock ownership of the Company’s executive officers, directors and nominees for director is set forth below under “ELECTION OF DIRECTORS.”

ELECTION OF DIRECTORS

Our Bylaws currently provide that the number of directors shall be not fewer than seven nor more than thirteen until changed by a bylaw amendment duly adopted by the vote or written consent of our shareholders. The Bylaws further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by a bylaw or amendment thereof or by a resolution duly adopted by the vote or written consent of our shareholders or by our Board of Directors. The exact number of directors is presently fixed at eight.

The first eight persons named below, all of whom are present members of the Board of Directors, will be nominated for election to serve as directors until the next Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes will be cast pursuant to the enclosed Proxy in such a way as to effect the election of said eight nominees, or as many thereof as possible under applicable voting rules. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

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The following table sets forth certain information as of April 5, 2012 with respect to (i) those persons nominated by the Board of Directors for election as directors, all of whom are also directors of the Company, (ii) each of our directors and executive officers, and (iii) our directors and executive officers as a group:

				Common Stock Beneficially Owned on April 5, 2012
Name, Address and Offices Held with Company[1]	Principal Occupation for the Past Five Years	Age	Director Since	Number of Shares[2]		Vested Option Shares[3]	Percentage of Shares Outstanding[4]
Dann H. Bowman	President and	53	2006	82,286	[6,7]	8,726	10.87%
President, Chief Executive	Chief Executive Officer,		(2000)[5]
Officer and Director	Chino Commercial Bancorp and
	Chino Commercial Bank, N.A.

Linda M. Cooper	President,	65	2006	19,505	[8]	1,226	2.50%
Director	Inland Empire Escrow, Inc.		(2000)[5]

Michael A. Di Pietro	Owner,	57	2012	190		–	0.02%
Director	Michael Di Pietro, C.P.A.		(2012)[5]

H. H. Corky Kindsvater	Retired (formerly	74	2006	12,700		–	1.53%
Vice Chairman of the Board	Chief Executive Officer,		(2000)[5]
	Hillview Acres Foster Home)

Richard G. Malooly	Owner, Re/Max Realty 100	73	2006	21,567		1,226	2.75%
Director	(Diamond Bar)		(2000)[5]

Bernard J. Wolfswinkel	Retired (formerly	79	2006	28,671	[9]	–	3.46%
Chairman of the Board	Sales Manager and Public		(2000)[5]
	Relations Representative,
	Western Waste Industries)

1 All offices held apply to both Chino Commercial Bancorp and Chino Commercial Bank, N.A. unless otherwise indicated. The business address of each of the directors and executive officers is 14245 Pipeline Avenue, Chino, California 91710.

2 Except as otherwise noted, may include shares held by or with such person’s spouse (except where legally separated) and minor children; shares held by any other relative of such person who has the same home; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); shares held in "street name" for the benefit of such person; or shares held in an Individual Retirement Account or pension plan as to which such person is the sole beneficiary and has pass-through voting rights and investment power.

3 Represents option shares which are vested pursuant to the Company’s Stock Option Plan. (See “EXECUTIVE OFFICER AND DIRECTOR COMPENSATION – Outstanding Equity Awards at Fiscal Year-End” and “ – Compensation of Directors.”)

4 This percentage is based on the total number of shares of our common stock outstanding, plus, for each person or for the directors and executive officers collectively, the number of option shares which are vested pursuant to the Company’s Stock Option Plan. (See “EXECUTIVE OFFICER AND DIRECTOR COMPENSATION – Outstanding Equity Awards at Fiscal Year-End” and “ – Compensation of Directors.”)

5 Includes 20,109, 4,170 and 5,847 shares allocated to the accounts of Mr. Bowman, Ms. Pender and Mr. Caberto, respectively, pursuant to the Company’s 401(k) Plan, as to which shares these individuals have pass-through voting rights and investment power.

6 Includes 12,203 shares held by Mr. Bowman’s spouse in an IRA or 401(k) plan account, as to which shares Mr. Bowman has neither voting nor investment power.

7 Year first elected or appointed a director of Chino Commercial Bank, N.A.

8 Includes 5,250 shares held by the Inland Empire Escrow, Inc. 401(k) Profit Sharing Plan and Trust of which Mrs. Cooper is the trustee; and 1,050 shares held by Mrs. Cooper as trustee for seven grandchildren; as to all of which shares Mrs. Cooper has sole voting and investment power.

9 Includes 75 shares held by Mr. Wolfswinkel as trustee for his grandchildren, as to which shares Mr. Wolfswinkel has sole voting and investment power; and 1,120 shares held by Mr. Wolfswinkel’s spouse as separate property, as to which shares Mr. Wolfswinkel has neither voting nor investment power.

(Table and footnotes continued on following page.)

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				Common Stock Beneficially Owned on April 5, 2012
Name, Address and Offices Held with Company[1]	Principal Occupation for the Past Five Years	Age	Director Since	Number of Shares[2]		Vested Option Shares[3]	Percentage of Shares Outstanding[4]
Thomas A. Woodbury, D.O.	Family Practice Physician	53	2006	67,046	[10]	–	8.08%
Director	and Surgeon		(2000)[5]
	(Inland’s Physician Service)

Jeanette L. Young	Realtor,	60	2006	11,579		1,226	1.54%
Director and	Windermere Real Estate		(2000)[5]
Corporate Secretary

Sandra F. Pender	Senior Vice President	66	n/a	6,207	[6]	–	0.75%
Senior Vice President	and Chief Financial Officer,
and Chief Financial Officer	Chino Commercial Bancorp and
	Chino Commercial Bank, N.A.11

Roger Caberto	Senior Vice President	66	n/a	6,567	[6]	–	0.79%
Senior Vice President	and Chief Credit Officer,
and Chief Credit Officer,	Chino Commercial Bank, N.A.
Chino Commercial Bank, N.A.

Directors and Executive Officers as a Group (10 persons)				256,318	[6]	12,404	31.92%

CORPORATE GOVERNANCE

General

The Board of Directors believes that it is important to encourage the highest level of corporate ethics and responsibility and has fully implemented all of the corporate governance requirements of the Securities and Exchange Commission (the “SEC”).

Code of Ethics

We have adopted a Code of Ethics which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics requires that our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interests. Under the terms of the Code of Ethics, directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The Code of Ethics may be found on our web site, “www.chinocommercialbank.com” under the topic “Investor Relations.” We intend to post notice of any waiver from, or amendment to, any provision of our Code of Ethics on this web site.

(Certain footnotes appear on previous page.)

10 Includes 4,950 shares held by Inland Physician’s Services, Inc., of which Dr. Woodbury is a 50% owner, as to which shares he has sole voting and investment power; and 5,381 shares held in a profit sharing fund for which Dr. Woodbury is trustee and has sole voting and investment power. Also includes 5,649 shares held in a margin account.

11 Ms. Pender was promoted to Senior Vice President and Chief Financial Officer of the Company and the Bank on February 20, 2008, and previously served as Vice President and Chief Financial Officer since September 2006.

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Procedures for Reporting Concerns about Accounting, Internal Accounting Controls or Auditing Matters

As a mechanism to encourage compliance with the Code of Ethics, we have established procedures for (i) receiving, retaining and addressing complaints received regarding accounting, internal accounting controls or auditing matters; (ii) allowing employees to anonymously report any problems they may detect with respect to such matters; and (iii) reporting any suspected violations of the Code or of law. The Code of Ethics also prohibits the Company from retaliating against any director, officer or employee who makes a good faith report of a suspected violation of the Code or of law (even if the report is mistaken), or against anyone who assists in the investigation of a reported violation.

Director Independence

The Board has determined that all of its directors, other than the President and Chief Executive Officer, are “independent” as that term is defined by the Nasdaq rules. The overwhelming majority of the members of our Board of Directors have historically been independent, and our Audit and Compensation Committees are comprised solely of independent directors in accordance with applicable SEC requirements.

Director Attendance

Board and Committee Meeting Attendance. During the fiscal year ended December 31, 2011, our Board of Directors held a total of 19 meetings. Each incumbent director who served as a director of the Company during 2011 attended at least 75% of the aggregate of (i) the total number of such meetings, and (ii) the total number of meetings held by all committees of the Board on which such director served during 2011.

Director Attendance at Annual Meetings of Shareholders. The Board believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. Our policy is that all directors are expected to attend each annual meeting of shareholders unless personal or family illness or other compelling personal or business circumstances prevent attendance. All of our then current directors attended our annual meeting of shareholders in 2011.

Shareholder Communications with Board of Directors

Shareholders may communicate with the Board of Directors or with any individual director by mailing a communication to our principal executive offices addressed to the Board of Directors or to the individual director. All of such communications, except those clearly of a marketing nature, will be forwarded unopened directly to the appropriate director or presented to the full Board of Directors at the next regularly scheduled Board of Directors’ meeting.

Director Nomination Procedures, Qualifications and Related Matters

Procedure for Consideration of Director Nominees. As indicated below under “COMMITTEES OF THE BOARD,” the Company does not have a standing nominating committee, and nominations for directors are instead made by the full Board. We do not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Board of Directors does not have a separate charter concerning the director nomination process, but has adopted the following policies and procedures concerning this process by Board resolution:

Prior to making any decisions concerning the nomination of directors for each year’s annual meeting, the Board shall (i) evaluate the performance, attendance records of, and any loans or other transactions between Chino Commercial Bancorp or Chino Commercial Bank, N.A. (the “Bank”) and each of the current Board members proposed for reelection, and on that basis consider the appropriateness of such members standing for reelection; (ii) review the composition and size of the Board in order to ensure that the Board is comprised of members reflecting the proper expertise, skills, attributes and personal and professional backgrounds for service as directors of the Company; (iii) consider the need to augment the Board for any specific purpose; (iv) review and consider any additional requests from outside parties to serve as directors; (v) if a new nominee is needed, determine the specific skills and experience desired in a new director; and (vi) in such case, identify potential nominees who have such skills and experience, determine whether the potential nominees are shareholders of the Company, investigate the potential nominee’s background, develop personal knowledge about the candidate, develop a consensus of the directors with respect to which potential nominee would be best suited for the position, determine whether the candidate is interested, and vote on the nomination.

5

In identifying and evaluating potential nominees, the Board shall consider recommendations from directors, officers and employees of Chino Commercial Bancorp and the Bank, as well as persons recommended by our shareholders, and shall evaluate persons recommended by directors, officers or employees in the same manner as those recommended by shareholders in selecting Board nominees.

In considering possible candidates for election as a director, the Board shall be guided by the principle that each director should: (i) be an individual of the highest ethical character and integrity; (ii) have substantial experience which is of particular relevance to the Company; (iii) have the ability and willingness to devote sufficient time to the affairs of the Company; (iv) have a meaningful financial stake in the Company so as to assure that every director’s interests are aligned with those of the shareholders; (v) be knowledgeable about the business activities and market areas in which the Company does business; (vi) have an excellent personal and professional reputation in and commitment to one or more communities in which the Company does business; (vii) serve or have served as chief executive officer or in another position of active leadership with a business or professional interest located within the market areas served by the Company; (viii) have an inquiring mind, a willingness to ask hard questions, and the ability to work constructively with others; (ix) have the ability and desire to exercise independent thinking when considering matters brought before the Board, and not be unduly influenced by the opinions of others; (x) have no conflict of interest that would interfere with his or her performance as a director; and (xi) have the capacity and desire to represent the best interests of the shareholders as a whole and not primarily a specific interest group or constituency. While the Board believes that every director should possess as many as possible of the above attributes, the Board has not established any specific group of such attributes as “minimum qualifications” for serving as a director.

The Board also believes that the ability of any director to work in a harmonious, friendly, cooperative manner is perhaps one of the most important attributes of a bank director. Accordingly, in considering the desirability of any particular candidate as a potential director, the Board shall also consider the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the Company. Tardiness, rancor, bitterness, back-biting, gossiping and any other personal behaviors which tend to lead to dissension, friction, or fighting among the members will be considered valid grounds for rejecting any proposed, or sitting, director from nomination for future service.

Board Diversity, Qualifications and Experience. As currently comprised, the Board of Directors is a diverse group of individuals who are drawn from various market sectors and industry groups with a presence in the Company’s markets. The Board considers diversity as one of many factors in evaluating the composition of the Board but has no set policy in this regard. Board members are individuals with knowledge and experience who serve and represent the communities we serve. Current board representation provides backgrounds in banking, escrow services, child welfare and adoption services, family counseling, family and geriatric medicine, mortgage banking, real estate, manufacturing, retail, and waste management. The expertise of these individuals covers accounting and financial reporting, corporate management, strategic planning, business acquisitions, marketing, retail and small business operations. What follows is a brief description of the particular experience, attributes and qualifications of each member of the Company’s Board of Directors that led to the conclusion that these individuals should serve as directors of the Company.

Dann H. Bowman has served as Chief Executive Officer and a director of Chino Commercial Bank and of Chino Commercial Bancorp since their formations in 2000 and 2006, respectively. As an active member of the local community, he also serves on the Board of Trustees of San Antonio Community Hospital in Upland, and has been a member of the Kiwanis Club for 21 years. Mr. Bowman served on the Board of Directors of the Federal Reserve Bank of San Francisco from 2007 to 2011. He was previously an active member of the Inland Empire Chapter of the Robert Morris Associates (“RMA”), an organization dedicated to the enhancement of the banking and thrift industry through the provision of education, financial analysis and networking opportunities to its members. Mr. Bowman served on the Board of the local RMA for four years and is a past Chairman of the American Red Cross, Inland Valley Chapter, a position that he held for three years. He is a graduate of California State University of San Bernardino. Prior to becoming a commercial banker more than 35 years ago, Mr. Bowman was a real estate salesman and broker, licensed by the California Department of Real Estate. He was previously licensed by the California Department of Insurance as an insurance agent.

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Linda Cooper is a long time resident of Chino California, and has been a director of Chino Commercial Bank and of Chino Commercial Bancorp since their formations in 2000 and 2006, respectively. Mrs. Cooper is the owner and President of Inland Empire Escrow, a Chino based escrow company which is the longest operating escrow company in Chino, processing all types of escrows for the Inland Empire. She has been the owner of Inland Empire Escrow since 1987. Prior to establishing Inland Empire Escrow, Mrs. Cooper was an employee with Spring Mountain Escrow and Bank of America. Her commitment to the community is shown through her dedication of time and donations to many civic organizations and causes throughout our community. Through that dedication and her ownership of a Chino based business, Mrs. Cooper is well known in the community and is a valuable member of the Board of Directors.

Michael A. Di Pietro was appointed as a director of Chino Commercial Bank in February 2012 and of Chino Commercial Bancorp in March 2012. He is a practicing CPA with offices in Pasadena and Monrovia, and brings extensive auditing experience and professional qualifications to the Board of Directors. Mr. Di Pietro owns a successful Auditing and Financial Services firm, which also specializes in small business tax planning. His practice covers Pasadena, Monrovia and the Inland Empire. Mr. Di Pietro received two consecutive Quantum Leap awards for growth in his industry. He has considerable experience as a board member with civic organizations as well as professional associations and trade groups. Mr. Di Pietro also serves as treasurer for other non-profit organizations such as the Right to Life League of Southern California, and Nutrition and Education International (a humanitarian outreach organization operating out of Afghanistan).

H. H. Corky Kindsvater is a resident of Apple Valley, California, and has been a director of Chino Commercial Bank and of Chino Commercial Bancorp since their formations in 2000 and 2006, respectively. Mr. Kindsvater has served as the Chairman of the Audit Committee since 2000. He is retired from serving as the Chief Executive Officer of Hillview Acres, a foster home located in Chino, California. Mr. Kindsvater was the director of Hillview Acres from 1977 until he retired in 2004. During his 27 year tenure at Hillview Acres, Mr. Kindsvater also worked as the Chief Executive Officer of the Christian Adoption and Family Services in Los Angeles and as Vice President of Human Services Insurance in Upland, California. He was previously a member of the Child Welfare League of America, the California Association of Children’s Homes, and the National Christian Child and Family Services Association. Mr. Kindsvater is a past member of the National Association of Homes for Children, the California Association of Services to Children, the California Association of Group Homes, and the Southwest Association of Executives of Homes for Children. He is a charter member and past President of the New Mexico Association of Homes for Children. Mr. Kindsvater is well known and well recognized for innovative and creative programming for child welfare. He has been an instructor of Research Design and Program Evaluation for the California Christian Institute. Mr. Kindsvater is a sought-after presenter and has made major presentations to the University of North Carolina, Group Child Care Consultants, National Association of Homes for Children, Christian Child Care Conference, Child Welfare League of American, California Association of Services for Children, National Conference of the Salvation Army, National Protestant Health and Welfare Assembly, and the North American Association of Christians in Social Work. He graduated from the University of New Mexico with a Bachelor’s degree in Social Work. Mr. Kindsvater received a Master’s degree in Marriage, Child and Family Counseling and a Master’s degree in Social Work from the California Christian Institute.

Richard Malooly is a resident of Diamond Bar, California, and has been a director of Chino Commercial Bank and of Chino Commercial Bancorp since their formations in 2000 and 2006, respectively. Mr. Malooly has served on the Audit Committee, as well as the Directors’ Loan Committee, for over 11 years. He is a real estate broker and co-owner of the Re/Max Reality 100 in Diamond Bar. Mr. Malooly is also the Chief Executive Officer of Heritage Mortgage, a mortgage brokerage operation that was formed in 1994. He obtained a real estate broker’s license in 1975 and has spent his career in real estate. He opened Gallery of Homes, Malooly Realty, in 1974. In 1984 he opened the Re/Max Realty 100 office in Diamond Bar. In 1988 he earned the Graduate Realtors Institute (GRI) designation. In 1989 he earned the designation for a Certified Residential Specialist (CRS). Mr. Malooly is a long-time resident and business owner in Diamond Bar, California, a community adjacent to Chino. He began his real estate career in 1972 following eight years of operating the Diamond Bar Golf Course Restaurant and Banquet facility. Mr. Malooly served as President of the Hacienda Rowland Diamond Bar Board of Realtors, a realty board with over 1,000 members. In 1982 he was President of the Walnut Valley Kiwanis Club. He is a member of the board for the Diamond Bar Chamber of Commerce. Mr. Malooly was bestowed an Honorary Life Member award by the Hacienda Rowland Diamond Bar Board of Realtors in 1995.

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Bernard J. (Bernie) Wolfswinkel is a resident of Ontario, California. Mr. Wolfswinkel has served as Chairman of the Board of Chino Commercial Bank and of Chino Commercial Bancorp since their formations in 2000 and 2006, respectively. In addition to serving as Chairman of the Board, he is also a member of the Audit Committee, and is ex officio of all of the Board Committees, and regularly attends the Directors’ Loan Committee. Mr. Wolfswinkel brings a high degree of professionalism to the position of Chairman, and has the full support of the Board and Management. Having retired as sales manager for Western Waste Industries, he is well known and respected within the Chino and Ontario communities. Being retired, Mr. Wolfswinkel is able to devote significant amounts of time to the Company’s affairs, both in the attending and chairing of meetings, as well as meeting with Management to discuss topics requiring attention. He has been active in community service activities throughout his life, including volunteering for many years with the Chino Medical Center. Mr. Wolfswinkel has been involved with the Kiwanis organization since 1967 and the Chino Kiwanis Club where he served as Secretary in 1981-82, President in 1986-87, and Lieutenant Governor of Division 15 in 1998-99. He served as chairman of the Kiwanis annual fund raiser for more than 15 years and was named Kiwanian of the Year by Division 15 in 1991 and received life membership from the local club at the District and International levels. Mr. Wolfswinkel was nominated for the California Parks and Recreation Society Layman’s Award in 1992. He co-chaired a major fund raising effort to establish the Chino Community Theater and has served as chairman for Salem Christian Home “Country Faire” since 1991. In 1998, Mr. Wolfswinkel received the prestigious Dunlap Foundation Award; the Dunlap Foundation supports the following youth organizations: Key Club, Circle K, Kiwins, and K Kids.

Thomas A. Woodbury, D.O. is a resident of Rancho Cucamonga, and has been a director of Chino Commercial Bank and of Chino Commercial Bancorp since their formations in 2000 and 2006, respectively. In addition Dr. Woodbury serves on the Audit Committee, and is Chairman of the Company’s Compensation Committee. Dr. Woodbury is a Physician and Surgeon licensed by the Osteopathic Medical Board of California. He became licensed as an osteopathic physician in 1990. He is a Family Practice Physician with a specialty in geriatric medicine. Dr. Woodbury has been associated with the Inland Physician Service since 1993 as a physician and a 50% owner. He is also a physician and 50% owner of Physician Management Services and Inland Region Medical Group. Dr. Woodbury obtained a Bachelor of Science degree from Brigham Young University in Provo, Utah and received a Doctor of Osteopathy (D.O.) degree from the College of Osteopathic Medicine of the Pacific in Pomona, California.

Jeanette L. Young is a resident of Chino Hills, California, and has been a director of Chino Commercial Bank and of Chino Commercial Bancorp since their formations in 2000 and 2006, respectively. Mrs. Young has served as the Bank’s Corporate Secretary for nine years. She was raised in Chino and has been a real estate agent in Chino for the past 31 years. Mrs. Young has been a realtor with Windermere Real Estate in Chino Hills since October 2010, and was previously a realtor with Century 21 Home Realtors in Chino. She obtained her real estate license in 1982 from the State of California, Department of Real Estate. As a Realtor in the Chino Valley for 31 years, Mrs. Young is well known and respected in the community and the local real estate industry. She is an active member of the Chino Kiwanis Club as well as other volunteer organizations. In addition to her knowledge of the real estate business, Mrs. Young provides insight as to the condition of the real estate market in general, as well as additional input regarding specific areas or properties. She has been instrumental in referring a number of new customers to the Bank, and is an excellent ambassador of the Bank to the community.

Consideration of Shareholder Recommendations. In considering any additional requests from outside parties to serve as directors, including parties recommended by shareholders, the Board shall follow the same principles outlined above, and shall request of any potential nominee such information, including a completed Directors’ and Officers’ Questionnaire of the same type completed by each of the Company’s existing directors and executive officers each year in connection with the preparation of the Company’s proxy materials, as the Board deems necessary to enable it to properly evaluate such person’s qualifications and to be aware of any information concerning such person which might require disclosure to shareholders pursuant to the SEC rules concerning proxy statements.

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A shareholder wishing to submit recommendations for director candidates for election at an annual meeting of shareholders must do so in writing by December 15th of the previous calendar year, and must include the following in the written recommendation: (i) a statement that the writer is a shareholder and is proposing a candidate for consideration; (ii) the name and contact information for the candidate; (iii) a statement of the candidate’s business and educational experience; (iv) information regarding the candidate’s qualifications to be a director; (v) the number of shares of the Company’s stock owned either beneficially or of record by the candidate and the length of time such shares have been so owned; (vi) the written consent of the candidate to serve as a director if nominated and elected; (vii) information regarding any relationship or understanding between the proposing shareholder and the candidate; (viii) a statement that the proposed candidate has agreed to furnish to the Company all information (including the completion of a Directors’ and Officers’ Questionnaire as described above) as the Company deems necessary to evaluate such candidate’s qualifications to serve as a director; and (ix) as to the shareholder giving the notice (a) the name and address of the shareholder and (b) the number of shares of the Company’s stock which are owned beneficially or of record by the shareholder.

Nominations by Shareholders. The procedures for nominating directors (as opposed to making recommendations to the Board), other than by the Board of Directors, are set forth in the Company’s Bylaws, which provide in pertinent part as follows:

“Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.2(d) of these Bylaws; provided, however, that if only 10 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (A) the name and address of each proposed nominee; (B) the principal occupation of each proposed nominee; (C) the number of shares of voting stock of the Corporation owned by each proposed nominee; (D) the name and residence address of the notifying shareholder; and (E) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee.”

Board Leadership Structure. The Company is focused on corporate governance practices, and independent Board oversight is valued as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that all of our directors, except our Chief Executive Officer, are independent. In addition, all of the members of the Board’s Audit Committee and Compensation Committee are independent.

The Company currently has an independent Chairman separate from the Chief Executive Officer, and it is our policy that these two positions should be kept separate except in unusual circumstances. Such circumstances have not occurred in the Company’s history. The Board believes it is important to maintain flexibility in its leadership structure, but firmly supports having an independent director in a board leadership position. If for any reason it were necessary for the Chairman to also hold the office of Chief Executive Officer temporarily, the Board would appoint an independent lead director to serve in an independent leadership position during this time. Having an independent Chairman or lead director enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman provides independent leadership of the Board and also serves as a liaison between the Board and senior management. The Board has determined that the current structure, an independent Chair, separate from the Chief Executive Officer, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent director in a Board leadership position.

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Board Role in Risk Oversight. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, financial reporting risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, particularly the Audit and Compensation Committees, has responsibility for the oversight of risk management and consideration of the Company’s entire risk profile. The Board considers the most significant risks facing the Company and the Company’s general risk management strategy, to ensure that risks undertaken by the Company are consistent with the Board’s objectives. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Audit Committee is responsible for overseeing the Company’s financial reporting risk, oversees the entire audit function and evaluates the effectiveness of internal and external audit efforts. It receives reports from management regularly regarding the Company’s assessment of risks and the adequacy and effectiveness of internal control systems. The Audit Committee reports regularly to the full Board.

The full Board takes responsibility for ensuring that other risks are monitored and controlled, including liquidity and interest rate risk, and the Chief Financial Officer presents quarterly reports to the Board to assist with this responsibility. In addition, to accomplish the Board’s overall risk management strategy, the Board works closely, and meets frequently and as necessary with senior management to discuss strategy and risks facing the Company. Senior management attends appropriate portions of the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and other independent directors work together to provide strong, independent oversight of the Company’s management and affairs directly and through its standing committees and, when necessary, special meetings of independent directors. While we believe that this division of responsibility is the most effective approach for addressing the risks facing our Company, we will continue to re-examine our Board leadership structure on a regular basis, recognizing that different structures may be appropriate in different situations faced by the Company.

COMMITTEES OF THE BOARD

Audit Committee

General. The Board of Directors has, among others, a standing Audit Committee, consisting of directors Kindsvater (Chairman), Cooper, Malooly, Wolfswinkel, Woodbury, and Young, each of whom is an independent director as defined by the rules of Nasdaq. No member of the Audit Committee, other than in his or her capacity as a member of the Board of Directors or the Audit Committee, may accept any consulting, advisory or other compensatory fee from the Company. The purpose of the Audit Committee, which met four times during 2011, is to review the reports of the outside auditors of the Company in order to fulfill the legal and technical requirements necessary to protect the directors, shareholders, employees and depositors of the Company. In addition, it is the responsibility of the Audit Committee to select the Company’s independent accountants and to make certain that the independent accountants have the necessary freedom and independence to examine all Company records. The Audit Committee also reviews the scope of independent and internal audits and assesses the results. Each February, the Audit Committee reviews the results of the independent public accountants’ audit before the earnings report is released publicly. The Audit Committee periodically reviews the Company’s accounting and financial operations, including the adequacy of the Company’s financial and accounting personnel, and is responsible for pre-approving all audit and permissible non-audit services to be performed by the independent accountants, with certain de minimis exceptions. The Audit Committee also has ultimate responsibility for determining matters of interpretation with respect to the audit and accounting related portions of our Code of Ethics, and for making all final decisions concerning any disciplinary actions relating to those portions of the Code. While the Board believes that each member of the Audit Committee is highly qualified to discharge his or her duties, the Board has not designated any particular member of the Audit Committee as an “audit committee financial expert” under the SEC’s rules.

Audit Committee Charter. The Board of Directors has adopted an Audit Committee charter, which outlines the purpose of the Audit Committee, delineates the membership requirements and addresses the key responsibilities of the Committee. The charter may be found on our web site, “” under the topic “Investor Relations.”

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Audit Committee Report. The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2011. The committee has discussed with the Company’s independent public accountants, which are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 114, including their judgments as to the quality of the Company’s financial reporting. The committee has received from the independent public accountants written disclosures and a letter as required by the Public Company Accounting Oversight Board (PCAOB) Rule 3526, and discussed with the independent public accountants the firm’s independence from management and the Company. In considering the independence of the Company’s independent public accountants, the committee took into consideration the amount and nature of the fees paid the firm for non-audit services, as described on page 18 below.

In reliance on the review and discussions described above, the committee recommends to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Submitted by:
H. H. Kindsvater, Chairman
Linda M. Cooper	Bernard J. Wolfswinkel
Richard G. Malooly	Thomas A. Woodbury, D.O.
Jeanette Young

Nominating Committee

The Board does not have a standing Nominating Committee, as the Board of Directors is composed almost entirely of independent directors, and is sufficiently small as to make action by committee unnecessary for purposes of managing nominations. It is the policy of the Board of Directors that all members of the Board of Directors participate in the nomination of directors, in order that the broadest viewpoints and perspectives may be brought into the evaluation of sitting directors, the decision whether to invite new directors, and the evaluation of potential candidates for nomination as director. The specific procedures and criteria which the Board follows and considers in making its decisions concerning nominations for directors are described above under “CORPORATE GOVERNANCE – Director Nomination Procedures, Qualifications and Related Matters.”

Compensation Committee

General. The Board has a Compensation Committee, of which directors Woodbury (Chairman), Malooly and Wolfswinkel are members. All of the members of the Compensation Committee are “independent” under the Nasdaq rules. The primary functions of the Compensation Committee, which met once during 2011, are to (i) oversee and make recommendations to the Board of Directors concerning the compensation of the Chief Executive Officer; (ii) consider and make recommendations to the Board of Directors concerning compensation for non-employee directors, as well any incentive compensation plans and equity-based plans in which directors and Chief Executive Officer may participate; (iii) evaluate the performance of our Chief Executive Officer in light of our goals and objectives, and make recommendations to the Board of Directors concerning the Chief Executive Officer’s compensation levels based on this evaluation, consistent with the terms of such employment agreement as may approved by the Board of Directors and be in effect from time to time; (iv) annually review and make recommendations to the Board concerning the compensation arrangements for the Chief Executive Officer; and (v) review and make recommendations to the Board concerning any employment agreements, salary continuation agreements or other contractual arrangements with any officers. The Committee also has ultimate responsibility for determining matters of interpretation with respect to the non-audit or accounting related portions of our Code of Ethics and for making all final decisions concerning any disciplinary actions relating to those portions of the Code; and reviews compensation for all officers and staff on an annual basis.

Compensation Committee Charter. The Board of Directors has adopted a Compensation Committee charter, which outlines the purpose of the Compensation Committee, delineates the membership requirements and addresses the key responsibilities of the Committee. The charter may be found on our web site, “” under the topic “Investor Relations.”

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Compensation Committee Processes and Procedures. The Compensation Committee meets annually, in order to (i) review the performance and compensation of the Chief Executive Officer, and (ii) review the compensation of the Bank’s officers and staff. As part of its review, the Committee considers relevant market practices by reviewing the data on peer companies of similar size, growth potential and market area as reported in the results of an annual compensation and benefits survey conducted by the California Bankers Association, and other relevant materials. In determining the compensation for the Chief Executive Officer, the Committee has utilized the SNL Executive Compensation Review of banks and thrifts of similar asset size in order to set his compensation at levels competitive with the Company’s peer institutions. The Committee does not use compensation consultants in making its compensation decisions, and instead relies primarily on the peer group analyses discussed above. The last meeting of the committee was held in October 2011 to review the performance and compensation of the Company’s officers and staff.

The Compensation Committee, in conjunction with senior management, also periodically reviews and performs an analysis of non-employee director compensation for the purpose of determining the appropriateness and level of such compensation. In its review, the Compensation Committee looks to ensure that the compensation is fair and reasonably commensurate to the amount of work required both from the individual directors as well as from the Board in the aggregate. The analysis includes examining certain published reports, most notably annual compensation and benefits survey conducted by the California Bankers Association. The Compensation Committee then submits its recommendations to the Board of Directors, which considers the recommendation and either approves or amends the compensation levels, or delays a modification until some future period.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its 2011 fiscal year, no director, executive officer or beneficial owner of 10% or more of the Company’s common stock failed to file, on a timely basis, reports required during or with respect to 2011 by Section 16(a) of the Securities Exchange Act of 1934, as amended, except Dr. Woodbury, who failed to timely file four reports concerning four small purchases.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Executive Compensation Information

The following table sets forth certain summary compensation information with respect to the Company’s Chief Executive Officer and its only other executive officers whose total compensation for the fiscal year ended December 31, 2011 exceeded $100,000 (the “Named Executive Officers”):

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Summary Executive Compensation

Name and Principal Position	Year	Salary[12]	Bonus	Non-Equity Incentive Plan Compensation[13]	Option Awards	All Other Compensation[14]	Total
Dann H. Bowman	2011	$168,000	–	$31,353	–	$25,518	$224,871
President and	2010	164,000	–	30,338	–	24,010	218,187
Chief Executive Officer

Sandra F. Pender	2011	102,000	$6,000	–	–	4,080	112,080
Senior Vice President	2010	102,000	7,038	–	–	3,400	112,438
and Chief Financial Officer

Roger Caberto	2011	110,000	6,000	–	–	13,743	129,743
Senior Vice President	2010	110,000	6,878	–	–	39,225	156,103
and Chief Credit Officer

Grants of Plan-Based Awards; Option Exercises and Stock Vested

No options were granted to or exercised by the Named Executive Officers during 2011. No information is provided concerning stock awards, as the Named Executive Officers did not have any stock awards as of December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding stock options, which were the only form of equity awards held by each of the Named Executive Officers as of December 31, 2011:

Outstanding Equity Awards at Fiscal Year-End15

Name	Number of Shares Underlying Unexercised Options – Exercisable	Number of Shares Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date
Dann H. Bowman	1,226	–	$8.67	02/19/13
	7,500	–	11.83	06/30/13
Sandra F. Pender	–	–	n/a	n/a
Roger Caberto	–	–	n/a	n/a

12 Salary figures include amounts deferred pursuant to the Company’s 401(k) Plan (the “401(k) Plan”). The 401(k) Plan permits participants to contribute a portion of their annual compensation on a pre-tax basis (subject to a statutory maximum), which contributions vest immediately when made. The Company’s policy, for employees with more than 1,040 hours of service per year, is to match 100% of employee contributions which do not exceed 3% of such employee’s annual compensation, and 50% of employee contributions which exceed 3% but do not exceed 5% of such employee’s annual compensation, which contributions also vest immediately when made. Participants have discretion to invest their 401(k) account funds in a variety of investment alternatives, including shares of the Company’s common stock.

13 The non-equity incentive plan compensation for Mr. Bowman was based on the formula in his employment agreement (see “Employment Agreement”).

14 Consists of employer contributions to these individuals’ accounts pursuant to the 401(k) Plan; salary continuation agreement accruals (which include split dollar benefit accruals) expensed by the Company for Messrs. Bowman and Caberto (see “Salary Continuation Agreements”); and an automobile allowance or the taxable benefit value of the use of a Company-owned automobile and term life insurance premiums for Mr. Bowman. Salary continuation agreement accruals for Messrs. Bowman and Caberto were $15,003 and $9,103, respectively, for 2011; and $13,859 and $34,615, respectively, for 2010. Mr. Caberto reached his retirement age in November 2010 and began receiving payments under his salary continuation agreement in April 2011 (retroactive to November 2010), which payments totaled $21,333 in 2011. No amount is shown in the table for such payments in order to avoid double-entering benefits under this agreement. All amounts paid were previously accrued for and the accruals have been reflected in the Company’s summary compensation tables for the appropriate years. All other amounts described herein were less than $10,000 per individual per year.

15 Options are for terms of ten years and the exercise price is the fair market value of the stock on the date of grant. While unvested options would accelerate in the event of a change in control of the Company, all options currently outstanding under the Company’s stock option plan are fully vested. Options terminate in the event of termination of employment, with the time period for exercise of the vested portion depending on the reason the service ceases. In the case of termination for cause, the options expire immediately.

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Employment Agreement

The Company entered into an Employment Agreement (the “Agreement”) with Dann H. Bowman for a term of three years commencing July 1, 2009, to replace his previous employment agreement which expired on that date. The terms of the new employment agreement are substantially similar to those of the previous contract, and specify an annual base salary of $160,000 for the first year, $176,400 for the second year and $184,400 for the third year of the term. However, Mr. Bowman instead accepted a smaller increase in July 2010 to an annual base salary of $168,000, which amount is still in effect. Under the Agreement, Mr. Bowman is also entitled to an incentive bonus equal to 5% of the Company’s after-tax profits, discretionary bonuses, use of a company automobile, expense reimbursement, and customary medical insurance coverage. In the event Mr. Bowman’s employment is terminated without cause, the Agreement provides for a lump sum payment equal to the lesser of eighteen months’ severance pay or the balance due under the Agreement, but in no event less than six months’ salary, plus continuation of insurance benefits for up to 90 days following termination; and if such termination occurs within 60 days of the end of a fiscal year, the Board must consider payment of a pro rata bonus. If Mr. Bowman is terminated or constructively terminated in connection with or following a merger or defined change in control, the Agreement provides for the same benefits as in the case of actual termination without cause described above.

Salary Continuation Agreements

The Company entered into a salary continuation agreement with Mr. Bowman in 2004 which provides an annual benefit of $44,000 per year for ten years commencing at age 65, provided he remains employed by the Company until that time. The agreement was amended effective December 31, 2008 to comply with the provisions of Section 409A of the Internal Revenue Code. In the event of death prior to retirement while still employed by the Company, his beneficiary will receive a lump sum death benefit in the amount of approximately $318,000; and (ii) in the event of a merger or change in control as defined in the agreement, if Mr. Bowman is actually or constructively terminated in connection with or within one year following such event, he will be fully vested in his retirement benefits. However, the amount of any benefits to be paid under Mr. Bowman’s salary continuation agreement in the event of a merger or other change in control would be limited to the amounts allowed as deductible payments pursuant to Section 280G of the Internal Revenue Code. All benefits would cease in the event of termination for cause, and if Mr. Bowman’s employment were to end due to disability, voluntary termination or termination without cause, he would receive an annual retirement benefit based on the percentage of total retirement benefits which had vested under his agreement as of the termination date. Such benefits vest at the rate of 14% per year beginning in February 2005 in the case of disability or termination without cause; and at the rate of 0% for the first five years, and 14% per year beginning in February 2010 in the case of voluntary termination. In addition, in accordance with a split dollar agreement entered into simultaneously with the salary continuation agreement, in the event of death after retirement, Mr. Bowman’s beneficiary would still receive the full lump sum death benefit in addition to all retirement benefits paid at the time of death, except that if the amounts being paid under the salary continuation agreement represented only a portion of the total benefits due thereunder because the benefits were not fully vested, then the amount of the death benefit would be proportionally adjusted to reflect the same percentage as the proportion of salary continuation payments being made at the time of death.

The Company also entered into a salary continuation agreement and split dollar agreement with Roger Caberto in 2004, containing the same material terms as Mr. Bowman’s salary continuation agreement, except that (i) the amount of the annual benefits for Mr. Caberto will be $32,000; and (ii) the amount of the lump sum death benefit (subject to adjustment as described above) will be approximately $231,000. Mr. Caberto was fully vested in October 2010 due to reaching his retirement age, and began receiving benefits under his agreement in April 2011 (retroactive to November 1, 2010) even though still employed. Mr. Caberto’s agreement was also amended effective December 31, 2008 to comply with the provisions of Section 409A of the Internal Revenue Code.

The Company accrues monthly for the post-retirement benefit obligations under the salary continuation agreements in a systematic and orderly way using an appropriate discount rate. The Company also purchased single premium life insurance policies when the salary continuation agreements were originally established, in part to provide tax advantaged income to offset the annual cost of the accruals. These policies name the Bank as beneficiary, and the proceeds or cash surrender value of the policies will ultimately reimburse the Company for its original investments in the policies, as well as for payments made under the salary continuation agreements. The amounts expensed for the Named Executive Officers for the salary continuation agreements in 2010 and 2011, which are set forth in the Summary Compensation Table in “Summary Executive Compensation Information” above, were more than offset by such tax advantaged income.

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Compensation of Directors

In 2011, non-employee directors received $500 per month, and the Chairman, Vice Chairman and Secretary of the Board received $850, $750 and $600 per month, respectively, for their service on the Board of Directors. Effective January 1, 2012, monthly fees for Board service were increased by $400 per month. In addition, all non-employee directors receive $120 per Board meeting attended, plus $120 per meeting for attendance at each meeting of a Board committee of which they are a member.

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2011. Compensation paid to Mr. Bowman, who is also a Named Executive Officer, is set forth above in the various sections concerning compensation paid to Named Executive Officers.

Summary Director Compensation

Name	Fees Earned or Paid in Cash	Total

Linda M. Cooper	$8,400	$8,400
H. H. Corky Kindsvater	15,120	15,120
Richard G. Malooly	11,160	11,160
Bernard J. Wolfswinkel	16,320	16,320
Thomas A Woodbury, M.D.	8,880	8,880
Janette L. Young	9,840	9,840

The Company did not grant any stock options to non-employee directors in 2011. During 2011, director Wolfswinkel exercised stock options covering 1,226 shares of common stock, recognizing no value upon exercise, as the fair market value of the shares did not exceed the exercise price at the time of exercise. As of December 31, 2011, directors Cooper, Malooly and Young held fully exercisable stock options expiring in 2013 to purchase 1,226 shares each; the remaining non-employee directors had no outstanding options. Information concerning stock options held by Mr. Bowman, who is also a Named Executive Officer, is set forth above under “Outstanding Equity Awards at Fiscal Year-End.”

RELATED PARTY TRANSACTIONS

Certain of the Company’s executive officers and directors and the companies with which they are associated have been customers of, and have had banking transactions with Chino Commercial Bank, N.A. (the “Bank”) in the ordinary course of the Bank’s business since January 1, 2011, and the Bank expects to continue to have such banking transactions in the future. All loans and commitments to lend included in such transactions were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons not related to the Bank, and in the opinion of the Board of Directors, did not involve more than the normal risk of collectibility or present any other unfavorable features. However, certain loans to directors have received regulatory criticism due to documentation deficiencies (which have since been corrected), potential weakness relating to economic conditions or adverse trends in the borrower’s operations, and/or difficulties in establishing precise loan comparisons for terms and creditworthiness determinations due to the inherent uniqueness of each borrower’s banking relationship.

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The largest aggregate amount of indebtedness owed to the Bank by director Cooper (including associated companies) at any time since January 1, 2011 was $ 150,000,16 and the amount of such indebtedness actually disbursed and outstanding as of March 31, 2011 was $95,000. The interest rate on this line of credit was 3.25%; there was no principal paid between January 1, 2011 and March 31, 2012; and the total amount of interest paid during this period was $3,657. The largest aggregate amount of indebtedness owed to the Bank by director Malooly (including associated companies) at any time since January 1, 2011 was $205,000,17 and the amount of such indebtedness actually disbursed and outstanding as of March 31, 2012 was $35,100. The interest rate on this line of credit was 6.25%,18 the total amount of principal paid between January 1, 2011 and March 31, 2012 was $0; and the total amount of interest paid during this period was $740. The largest aggregate amount of indebtedness owed to the Bank by director Woodbury (including associated companies) at any time since January 1, 2011 was $1,097,163,19 and the amount of such indebtedness actually disbursed and outstanding as of March 31, 2012 was $1,036,339. The interest rates on these loans ranged from 7.15% to 7.75%.18 The total amount of principal paid between January 1, 2011 and March 31, 2012 was $60,824; and the total amount of interest paid during this period was $98,185.

REGULATORY MATTERS

On April 12, 2011, the Bank entered into a formal written agreement (the “Agreement”) with the Office of the Comptroller of the Currency (the “OCC”), the Bank’s primary regulator. The Agreement will remain in effect and enforceable until it is modified, waived or terminated in writing by the OCC. Entry into the Formal Agreement does not change the Bank’s “well-capitalized” status.

The Bank also agreed to the OCC establishing higher minimum capital ratios for the Bank. Specifically, the Bank was required to achieve by May 31, 2011, and is required thereafter to maintain, a Leverage Capital Ratio of not less than 9.0% and a Total Risk-Based Capital Ratio of not less than 12.0%. The Bank achieved the required capital ratios by May 31, 2011, and has continued to maintain ratios above the required minimums since that time. As of March 31, 2012 the Bank’s Leverage Capital Ratio was 10.04% and its Total Risk-Based Capital Ratio was 17.13%.

The Formal Agreement requires the Bank to take the following actions: (i) adopt, implement and adhere to a rolling three year strategic plan and capital program, including objectives, projections and implementation strategies for the Bank’s overall risk profile, earnings performance, and various balance sheet items, as well as intended product line development and market segments; (ii) refrain from paying dividends without prior OCC non-objection; (iii) add a new independent director with banking experience, or similar accounting or regulatory experience, to the Bank Board; (iv) obtain non objection from the OCC before adding any individual to the Bank Board or employing any senior executive officer; (v) obtain a review of insider lending compliance by an independent outside audit firm acceptable to the OCC; (vi) revise, in a manner acceptable to the OCC, the Bank’s policies or programs concerning overdrafts, insider lending compliance, credit risk management, credit risk accounting, nonaccrual recognition and concentration risk management; and thereafter implement and adhere to such policies; (vii) protect the Bank’s interest in assets criticized by the OCC and take certain actions to reduce the level of criticized assets; (viii) continue to review the adequacy of the Bank’s allowance for loan losses and maintain a program acceptable to the OCC to ensure an adequate allowance; (ix) correct each violation of law, rule or regulation cited in the most recent regulatory examination report and implement procedures to avoid future violations; and (x) submit quarterly progress reports to the OCC regarding various aspects of the foregoing actions. The Bank Board has appointed a compliance committee to submit such reports and monitor and coordinate the Bank’s performance under the Agreement.

The Bank’s Board of Directors and management have taken numerous steps to comply with the provisions of the Formal Agreement, including preparing, revising, and submitting and implementing the various policies, plans and procedures referenced in the Formal Agreement; obtaining a review of insider lending compliance by an independent outside audit firm acceptable to the OCC; and adding Michael Di Pietro as a new independent director, after receiving supervisory non-objection from the OCC. Mr. Di Pietro is a practicing CPA with the requisite experience required by the Formal Agreement. While the Bank believes that it has addressed all items and taken the necessary actions to achieve substantial compliance, formal determinations of compliance can only be made by the regulatory authorities, and the Bank is awaiting response from the OCC as to acceptance or any additional actions that many be required to clear certain outstanding items.

16 Includes amounts authorized but not disbursed under a revolving line of credit approved by the Board of Directors.

17 Includes amounts authorized but not disbursed under a $5,000 overdraft protection line and a revolving line of credit approved by the Board of Directors.

18 The interest rate on the Bank’s overdraft protection lines is 18%.

19 Includes amounts authorized but not disbursed under a $5,000 overdraft protection line.

16

On July 21, 2011, the Company entered into a memorandum of understanding (“MOU”) with the Federal Reserve Bank of San Francisco (the “FRB”). The MOU is an informal administrative agreement pursuant to which the Company has agreed, among other things, to (i) take steps to ensure that the Bank complies with the Bank’s Agreement; (ii) refrain from paying cash dividends, receiving cash dividends from the Bank, increasing or guaranteeing debt, making any capital distributions or payments on trust preferred securities, redeeming or repurchasing its stock, or issuing any additional trust preferred securities, without prior FRB approval; (iii) obtain non-objection from the FRB before adding any individual to the Board or employing any senior executive officer and (iv) submit written quarterly progress reports to the FRB detailing compliance with the MOU.

The Company’s Board of Directors and management have also taken various actions to ensure compliance with the MOU, including obtaining non-objection from the FRB before adding Mr. Di Pietro to the Company’s Board of Directors. The Company believes that it is in substantial compliance with the MOU, although formal determinations of compliance can only be made by the regulatory authorities.

On September 16, 2011 the Company issued mandatorily convertible notes to certain directors in the aggregate principal amount of $65,000 in order to enable the Company to meet its cash flow needs for operating expenses pending the conclusion of at least the rights portion of the Company’s currently pending stock offering without requiring the Bank to issue dividends. The notes were interest-free and were converted into shares of common stock in the offering on a shareholder subscription rights basis on March 8 2012, for an aggregate purchase of 13,169 shares (including bonus shares). The rights portion of the offering concluded on February 22, 2012 and interim closings of the offering occurred on March 8 and March 30, 2012 resulting in aggregate gross proceeds of $799,063. The public portion of the offering is still open and the expiration date has been extended to April 30, 2012.

Effective March 1, 2012, all of the Bank’s directors (including the President) and its Chief Credit Officer entered into stipulations with the OCC concerning certain alleged violations of insider lending laws and regulations in which the OCC alleged, and the individuals neither admitted nor denied, that (i) the Board failed to provide proper oversight to ensure compliance with such laws and regulation and approved loans to insiders which involved more than the normal risk of repayment or presented other unfavorable features, (ii) two current directors received such loans; (iii) the President additionally approved numerous impermissible overdrafts on accounts of a former director and/or his related interests, and (iv) the Chief Credit Officer failed to prevent such overdraft activity. In connection with the stipulations, directors Kindsvater, Malooly, and Wolfswinkel paid civil monetary penalties of $500 each; director Cooper paid $1,000; director Young paid $750; the Chief Credit Officer paid $2,500, and the President paid $7,500. The individuals acknowledge that impermissible overdraft activity occurred but do not concur with the remaining allegations. With respect to the overdraft activity, no overdraft fees were ever waived, no overdrafts were charged off, safeguards have been implemented to prevent any such activity in the future, and the Bank suffered no loss or harm. The stipulations conclude this matter with the OCC.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed Hutchinson and Bloodgood, LLP (“Hutchinson”) as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012. Hutchinson audited the Company’s financial statements for the fiscal year ended December 31, 2011. Although not required to do so, the Board of Directors has chosen to submit this proposal to the vote of the shareholders in order to ratify the Audit Committee’s appointment of Hutchinson. It is the intention of the persons named in the Proxy to vote such Proxy FOR the ratification of this appointment. If the Company’s shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain Hutchinson, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

17

Representatives of Hutchinson are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees

The aggregate fees billed by Hutchinson for the fiscal years ended December 31, 2011 and 2010, were as follows:

	2011		2010
Audit fees	$75,700		$74,200
Audit related fees	270	[20]	583	[20]
Tax fees	6,300		6,300
All other fees	12,952	[21]	22,455	[21]
Total	$95,222		$103,538

The services included under “All other fees” were not formally pre-approved by the Audit Committee; however, the Audit Committee members were notified before the services were performed and formal approval was obtained after the fact. The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining Hutchinson’s independence.

Board of Directors’ Recommendation and Required Vote

The proposal will be ratified if the votes cast favoring the appointment exceed the votes cast opposing it.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSALS OF SHAREHOLDERS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal concerning the Company’s 2013 Annual Meeting of Shareholders must be submitted by a shareholder prior to December 27, 2012 in order to qualify for inclusion in the proxy statement relating to such meeting. The submission by a shareholder of a proposal does not guarantee that it will be included in the proxy statement. Shareholder proposals are subject to certain regulations and requirements under the federal securities laws.

The persons named as proxies for the 2013 Annual Meeting of Shareholders will have discretionary authority to vote on any shareholder proposal which is not included in the Company’s proxy materials for the meeting, unless the Company receives notice of the proposal by March 12, 2013. If proper notice is received by that date, the proxy holders will not have discretionary voting authority except as provided in federal regulations governing shareholder proposals.

20 Consists of reimbursement for out-of-pocket expenses.

21 For 2011, consists of $7,076 for services relating to a public stock offering, $5,126 relating to intercompany tax settlements, and $750 relating to OREO issues. For 2010, consists of $2,920 for services relating to a potential stock offering, $4,864 relating to stock option exercises, $6,316 relating to intercompany tax settlements, $4,125 relating to post audit year-end adjustments, and $4,230 relating to loan grading decisions.

18

OTHER MATTERS

Management does not know of any matters to be presented to the Meeting other than those set forth above. However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with the recommendations of the Board of Directors, and authority to do so is included in the Proxy.

DATED: April 25, 2012	CHINO COMMERCIAL BANCORP

Dann H. Bowman
President and Chief Executive Officer

A COPY OF OUR 2011 ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS (BUT WITHOUT EXHIBITS) FILED WITH THE SEC IS INCLUDED AS PART OF OUR ANNUAL REPORT TO SHAREHOLDERS, WHICH IS BEING SENT TO SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. IF A SHAREHOLDER DESIRES COPIES OF THE EXHIBITS TO THE REPORT, THEY WILL BE PROVIDED UPON PAYMENT BY THE SHAREHOLDER OF THE COST OF FURNISHING THE EXHIBITS TOGETHER WITH A WRITTEN REQUEST TO CHINO COMMERCIAL BANCORP, 14245 PIPELINE AVENUE, CHINO, CALIFORNIA 91710, ATTENTION: SANDRA F. PENDER.

19

REVOCABLE PROXY – CHINO COMMERCIAL BANCORP

ANNUAL MEETING OF SHAREHOLDERS – May 24, 2012

The undersigned shareholder(s) of Chino Commercial Bancorp (the “Company”) hereby nominates, constitutes and appoints Dann H. Bowman, H. H. Corky Kindsvater and Bernard J. Wolfswinkel, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Chino Commercial Bancorp which the undersigned is entitled to vote at the Company’s Annual Meeting of Shareholders (the “Company”) to be held at the Los Serranos Country Club, 15656 Yorba Avenue, Chino Hills, California 91709 on Thursday, May 24, 2012 at 5:30 p.m., and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as stated on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON REVERSE SIDE.

A            Proposals - THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED AND A VOTE “FOR” PROPOSAL 2. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “FOR” ALL NOMINEES LISTED AND A VOTE “FOR” PROPOSAL 2.

1.	Election of Directors. Authority to elect the following eight persons to serve as directors until the next Annual Meeting of Shareholders and until their successors are elected and have qualified: Dann H. Bowman, Linda M. Cooper, Michael A. Di Pietro, H. H. Corky Kindsvater, Richard G. Malooly, Bernard J. Wolfswinkel, Thomas A. Woodbury, D.O. and Jeanette L. Young.

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For all EXCEPT – To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) listed below.

2.	Ratification of Appointment of Independent Accountants. To ratify the appointment of Hutchinson and Bloodgood, LLP as the Company’s independent registered public accounting firm for 2012, as described in the Company’s Proxy Statement dated April 25, 2012.

☐ FOR	☐ AGAINST

3.	To transact such other business as may properly come before the Meeting and at any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

B	Non-Voting Items
Change of Address – Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting	☐

C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within this box.	Signature 2 – Please keep signature within this box.